EXHIBIT 99.2

February 28, 2006

Jim Shore
Jim Shore Designs, Inc.
Address Intentionally Redacted

Re: Modification of Strategic Alliance Agreement (0206-2)

Dear Jim:

In furtherance of our conversation of February 16, 2006, we request that Enesco be allowed to continue to produce and sell the products, previously manufactured for Enesco under the Terminated Agreement listed below, as non-exclusive “Theme Groupings” under Schedule IV of the Strategic Alliance Agreement.

Bird Bath
Bird House
Candle Holder W/O Candle
Candle Holder W/Candle
Covered Box
Creche
Decorative Plate
Doorstop
Egg
Egg Stand
Garden Stake
Lamp
Lamp Accessories
Musical Ornament Holder
Planter
Pre-Pack
Sprinkler
Stone
Windchime

We also have attached a list (List No. 1) with expanded detail (for example, SKU’s, format, description, etc.) for these products for your review.

We further request that Enesco be allowed to sell existing inventory and continue to produce and sell products that are priced higher than limits of a retail price under seventy-five dollars ($75.00) and statuary and figural groupings with a retail price up to and including one hundred and twenty-five dollars ($125.00) as non-exclusive under Schedule IV of the Strategic Alliance Agreement. A list of these products is attached below for your review (List No. 2).

If you agree to these changes, please sign the acknowledgement below and return it to me.

Sincerely,

Enesco Group, Inc.

/s/	Cynthia Passmore

By:	Cynthia Passmore President and CEO
Date:	March 22, 2006

Acknowledged and Agreed
Jim Shore Designs, Inc.

/s/	Jim Shore

By:	Jim Shore President
Date:	March 22, 2006

List No. 1

ITEM ID	ITEM NAME	ITEM FAMILY	INTRO MONTH	INTRO YEAR	SRP

Details omitted

List No. 2

ITEM ID	ITEM NAME	ITEM FAMILY	INTRO MONTH	INTRO YEAR	SRP

Details omitted